Exhibit 10.8
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PARTIALLY SUBORDINATE SECURITY AGREEMENT
     THIS PARTIALLY SUBORDINATE SECURITY AGREEMENT, dated as of September 15, 2006 (as amended, supplemented or modified from time to time, this “Agreement”), is made by Trade Source International, Inc., a Delaware corporation (“TSI”), MARKETING IMPRESSIONS, INC., a Georgia corporation (“MI”), Prime/Home Impressions, LLC, a North Carolina limited liability company (“PHI” and together with MI and TSI, the “Pledgors”), in favor of Robert W. Lackey (“Lackey”), as collateral agent (in such capacity, the “Agent”) for Lackey, Robert W. Lackey, Jr., Imagine One Resources, LLC, RWL Corporation and R.L. Products Corporation (together with Lackey, Robert W. Lackey, Jr., Imagine One Resources, LLC and RWL Corporation, the “Secured Parties”), for the benefit of the Secured Parties. Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings given to them in the Stock Purchase Agreement referred to below.
BACKGROUND STATEMENT
     A. TSI, Lackey and Craftmade International, Inc., a Delaware corporation and parent of TSI (“Craftmade”), are parties to a Stock Purchase Agreement, dated as of even date herewith (as amended, modified or supplemented from time to time, the “Stock Purchase Agreement”), pursuant to which TSI is (i) purchasing all of Lackey’s interest in MI, (ii) purchasing certain intellectual property from Lackey, RWL Corporation and R. L. Products Corporation, (iii) entering into a non-competition agreement with, and purchasing the goodwill of, each of Lackey and Robert W. Lackey, Jr. and (iv) entering into a consulting agreement with Imagine One Resources, LLC, all upon the terms and conditions set forth therein. The Stock Purchase Agreement provides that the purchase price for the assets listed in clauses (i) through (iv) above will be paid partially at the closing, with the remainder to be paid over the following 62 months through an earnout.
     B. TSI and MI each owns a 50% membership interest in PHI and, subsequent to the acquisition of MI, TSI will directly or indirectly own all of the membership interests in the PHI.
     C. It is a condition to the closing of the Stock Purchase Agreement that the Pledgors shall have agreed, by executing and delivering this Agreement, to secure the payment in full of TSI’s and Craftmade’s, respective obligations under the Stock Purchase Agreement. Lackey is relying on this Agreement in his decision to enter into the Stock Purchase Agreement, and would not enter into the Stock Purchase Agreement without the execution and delivery of this Agreement by the Pledgors.
     D. The Pledgors will obtain benefits as a result of the transactions contemplated by the Stock Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Agent hereby agree as follows:

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ARTICLE I
DEFINITIONS
     1.1 Defined Terms. The following terms that are defined in the Uniform Commercial Code (as hereinafter defined) are used in this Agreement as so defined (and, in the event any such term is defined differently for purposes of Article 9 of the Uniform Commercial Code than for any other purpose or purposes of the Uniform Commercial Code, the Article 9 definition shall govern): Account, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Records; provided, however, that, for the purposes of this Agreement, the definition of each such term is hereby amended to require that the applicable property arise out of, relate to or be used in the Business as conducted by any of the Pledgors. In addition, the following terms have the meanings set forth below:
     “Collateral” means and includes, to the extent and only to the extent that the same arise out of, relate to or are used in the Business as conducted by any of the Pledgors, all of the Pledgors’ Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Intellectual Property, Letter-of-Credit Rights, Records, membership interest in PHI and all other similar articles of personal property of any of the Pledgors now or hereafter held or received by, in transit to, or in the possession or control of any of the Pledgors or the Agent, and any substitutions or replacements thereof and any products and proceeds thereof, including without limitation, insurance proceeds.
     “Default” means the occurrence of any the following:
     (i) a Stock Purchase Agreement Default;
     (ii) any Pledgor fails to keep and perform any covenant or agreement contained in this Agreement and such failure is not cured within thirty days after notice thereof is provided by Agent to the Pledgors;
     (iii) any Pledgor shall (a) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of themselves or of all or a substantial part of their assets, (b) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (c) make a general assignment for the benefit of creditors, (d) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (e) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (f) take corporate action for the purpose of effecting any of the foregoing; or
     (iv) an involuntary petition or complaint shall be filed against any Pledgor seeking its bankruptcy or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of it or appointing a receiver, custodian,

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trustee, intervenor or liquidator of it, or of all or substantially all of their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days.
     “Intellectual Property” means, to the extent and only to the extent that the same are used in any Fan Accessories that were, are or have been conceived to be manufactured, marketed or sold in the Business as conducted by any of the Pledgors, (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including, without limitation, financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including, without limitation, data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights, and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.
     “Secured Obligations “ means the payment obligations of TSI and Craftmade under Sections 2.03, 2.04, 2.05 and 2.06 of the Stock Purchase Agreement.
     “Senior Lender” means The Frost National Bank, a national banking association.
     “Senior Loan Agreement” means the that certain Amended and Restated Loan Agreement dated October 31, 2005, executed by Senior Lender and Craftmade, as such loan agreement may have been, or hereafter may be, amended, restated, modified, supplemented or otherwise modified from time to time.
     “Senior Loan Documents” means the Senior Notes, the Senior Loan Agreement and all other documents and instruments executed by Pledgors in favor of Senior Lender to secure payment and performance of the Senior Loan Obligations, and all other documents and agreements evidencing or governing the indebtedness, liabilities and obligations evidenced by the Senior Notes.
     “Senior Loan Obligations” means indebtedness, liabilities, and obligations incurred under, or in connection with, the Senior Loan Agreement, the Senior Notes or any other present or future indebtedness, liabilities or obligations of Craftmade payable to the Senior Lender whether direct, indirect or contingent.
     “Senior Notes” means, collectively: (i) that certain Revolving Promissory Note dated November 6, 2001 (as such Revolving Promissory Note has been, or may hereafter be, increased, modified, restated, renewed or extended from time to time), executed by Craftmade payable to the order of Senior Lender in the original principal amount of $20,000,000; (ii) that certain Promissory Note dated February 25, 2005(as such Promissory Note has been, or may hereafter be, increased, modified, restated, renewed or extended from time to time), executed by Craftmade payable to the order of Senior Lender in the original principal amount of $3,000,000

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and (iii) any other present or future promissory note or notes payable by Craftmade to Senior Lender including, but not limited to, any increase, modification, renewal or extension thereof.
     “Senior Security Interests” means (i) the security interest and liens in TSI’s Accounts and Inventory in favor of the Senior Lender and all products and proceeds thereof (including, without limitation, insurance payable by reason of loss or damage to the foregoing collateral) and any property, securities, guaranties or monies of TSI which may at any time come into the possession of the Senior Lender, and (ii) any security interest or lien now existing or hereafter created in PHI’s Accounts or Inventory in favor of the Senior Lender and all products and proceeds thereof (including, without limitation, insurance payable by reason of loss or damage to the foregoing collateral) and any property, securities, guaranties or monies of PHI which may at any time come into the possession of the Senior Lender.
     “Stock Purchase Agreement Default” means the occurrence of each of the following:
     (i) the occurrence of a Triggering Event under the Stock Purchase Agreement;
     (ii) the election by the Shareholder to accelerate amounts due under the Stock Purchase Agreement pursuant to Section 2.06(a) thereof; and
     (iii) TSI and/or Craftmade, or their successors and assigns, fail to pay the Estimated Acceleration Amount or the True-up Amount in accordance with, and in the time provided in, Section 2.06 of the Stock Purchase Agreement.
     “Subordination Agreement” means the Subordination Agreement of even date herewith between the Agent, the Senior Lender, the Pledgors and Craftmade.
     “Uniform Commercial Code” means the Uniform Commercial Code as the same may be in effect from time to time in the State of Delaware; provided that if, by reason of applicable law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in another jurisdiction, then as to the validity or perfection, as the case may be, of such security interest, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.
ARTICLE II
CREATION OF SECURITY INTEREST
     2.1 Pledge and Grant of Security Interest. Each Pledgor hereby pledges, assigns and delivers to the Agent, for the ratable benefit of the Secured Parties, and grants to the Agent, for the ratable benefit of the Secured Parties, a lien upon and security interest in all of its right, title and interest in and to the Collateral.
     2.2 Security for Secured Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations.

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     2.3 Security Interests Absolute. Subject to the rights of the Senior Lender under the Senior Security Interests, all rights of the Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Secured Obligation or any other document evidencing or securing such Secured Obligation, by operation of law or otherwise;
     (ii) any modification or amendment or supplement to the Stock Purchase Agreement or any other document evidencing or securing any Secured Obligation;
     (iii) any release, non-perfection or invalidity of any direct or indirect security for any Secured Obligation;
     (iv) any insolvency, bankruptcy, reorganization or other similar proceeding affecting TSI and/or Craftmade or their assets or any resulting disallowance, release or discharge of all or any portion of the Secured Obligations;
     (v) the existence of any claim, set-off or other right which any Pledgor may have at any time against TSI, Craftmade, the Agent or any other corporation or person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
     (vi) any invalidity or unenforceability relating to or against any Pledgor for any reason of any Secured Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Pledgor of the Secured Obligations;
     (vii) any failure by the Agent (A) to file or enforce a claim against any Pledgor (in a bankruptcy or other proceeding), (B) to give notice of the existence, creation or incurrence by TSI and/or Craftmade of any new or additional indebtedness or obligation under or with respect to the Secured Obligations, (C) to commence any action against any Pledgor or (D) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations; or
     (viii) any other act or omission to act or delay of any kind by any Pledgor or the Agent or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of each Pledgor’s obligations hereunder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Pledgor hereby represents and warrants as follows:

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     3.1 Security Interests; Filings. This Agreement, together with (i) the filing, with respect to each Pledgor, of duly completed Uniform Commercial Code financing statements naming such Pledgor as debtor, the Agent as secured party, and describing the Collateral, in the jurisdictions set forth with respect to such Pledgor on Schedule 3.1 hereto, and (ii) to the extent required by applicable law, the filing, with respect to each relevant Pledgor, of duly completed and executed assignments in the forms required by the U.S. Copyright Office or the U.S. Patent and Trademark Office, creates, and at all times shall constitute, a valid and perfected security interest in and lien upon the Collateral in favor of the Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings.
     3.2 Authorization; Consent. The execution, delivery and performance by each Pledgor of this Agreement require no action by or in respect of, or filing with, any governmental authority and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting each Pledgor.
     3.3 Intellectual Property. The information listed in Schedules 3.3A, 3.3B and 3.3C is true and correct in all material respects for the registered copyrights, patents and trademarks and applications for the same owned by any Pledgor as of the date hereof (after giving effect to the Intellectual Property Assignment and assuming the accuracy of the representation given by Lackey in the first sentence of Section 4.01.07 of the Stock Purchase Agreement and in Section 3(b) of the Intellectual Property Assignment) and used in any Fan Accessories that were, are or have been conceived to be manufactured, marketed or sold in the Business as conducted by any of the Pledgors.
ARTICLE IV
COVENANTS
     Each Pledgor agrees that so long as any Secured Obligation remains unpaid; subject, however, to the rights of the Senior Lender under the Senior Security Interests as more fully set forth in the Subordination Agreement:
     4.1 Use and Disposition of Collateral. So long as no Default shall have occurred and be continuing, each Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement, use, control and manage the Collateral in the operation of its businesses, and receive and use the income, revenue and profits arising therefrom and the proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made.
     4.2 Change of Name, Locations, etc. No Pledgor will (i) change its name, identity or corporate structure or (ii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Schedule 3.1 (whether by merger or otherwise), unless in each case such Pledgor has given twenty (20) days’ prior written notice to the Agent of its intention to do so, together with such information in connection with such proposed action as the Agent may reasonably request.

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     4.3 Equipment. Each Pledgor will, in accordance with sound business practices, maintain all Equipment used by it in the Business (other than obsolete Equipment) in good repair, working order and condition (normal wear and tear excepted) and make all necessary repairs and replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved. No Pledgor shall knowingly permit any Equipment to become a fixture to any real property.
     4.4 Inventory. Each Pledgor will, in accordance with sound business practices, maintain all Inventory held by it or on its behalf in good saleable or useable condition. Unless a Default has occurred and is continuing, each Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement, process, use and, in the ordinary course of business but not otherwise, sell its Inventory.
     4.5 Intellectual Property. Each applicable Pledgor will execute and deliver to the Agent, upon request, fully completed security agreements consistent with the terms set forth in this Agreement in the forms reasonably requested by the Agent for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office with regard to any registered Intellectual Property owned by such Pledgor. In the event that after the date hereof any Pledgor shall acquire any or effect any registration of any registered Intellectual Property, whether within the United States or any other country or jurisdiction, such Pledgor shall promptly furnish written notice to the Agent and such Pledgor shall, upon request, execute and deliver to the Agent amended security agreements consistent with the terms set forth in this Agreement in the forms reasonably requested by the Agent for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office, together with any other amendments, agreements, instruments and documents that the Agent may reasonably request. Each Pledgor hereby appoints the Agent its attorney-in-fact to execute, deliver and record any and all such amendments, agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Pledgor.
     4.6 Protection of Security Interest; Further Assurances. Each Pledgor will, at its own cost and expense, take any and all actions reasonably necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demand of all other persons. Each Pledgor agrees that it will do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Agent such additional conveyances, assignments, agreements and instruments as the Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Agent his rights, powers and remedies hereunder.

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ARTICLE V
GENERAL AUTHORITY; REMEDIES
     5.1 General Authority. Each Pledgor hereby irrevocably appoints the Agent, with full power of substitution, as its true and lawful attorney-in-fact, in the name of each such Pledgor or the Agent, for the sole use and benefit of the Agent, but at each Pledgor’s expense, from time to time in the Agent’s discretion after the occurrence and during the continuation of a Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and, without limiting the foregoing, each Pledgor hereby gives the Agent the power and right on its behalf, without notice to or further assent by any Pledgor to do the following, from time to time in the Agent’s discretion after the occurrence and during the continuation of a Default, subject, however, to the rights of the Senior Lender under the Senior Security Interests as more fully set forth in the Subordination Agreement:
     (i) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments taken or received by any Pledgor as, or in connection with, the Collateral;
     (ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or in connection with the Collateral;
     (iii) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;
     (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof, as fully and effectually as if the Agent were the absolute owner thereof; and
     (v) to do, at its option, but at the expense of the Pledgors, at any time or from time to time, all acts and things which the Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.
     5.2 Rights and Remedies. Subject to the rights of the Senior Lender under the Senior Security Interests, if a Default shall have occurred and be continuing, the Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to him under the Stock Purchase Agreement, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:
     (a) To notify any or all account debtors or obligors under any Accounts or other Collateral of the security interest in favor of the Agent created hereby and to direct all such persons to make payments of all amounts due thereon or thereunder directly to the Agent or to an account designated by the Agent; and in such instance and from and after such notice, all amounts and proceeds received by any Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Agent hereunder, shall be segregated from the other funds of such Pledgor and shall be forthwith deposited into such account or paid over or

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delivered to the Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;
     (b) To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Pledgor, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to any Pledgor concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in his own name or in the name of any Pledgor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Pledgor might have done;
     (c) To transfer to or register in his name or the name of any of his agents or nominees all or any part of the Collateral, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;
     (d) To require any Pledgor to, and each Pledgor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and make it available to the Agent at a place designated by the Agent;
     (e) To enter and remain upon the premises of any Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Agent or any designated agent for such time as the Agent may desire, in order to effectively collect or liquidate the Collateral; and
     (f) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, at public or private sale, at any of the Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem satisfactory. If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Collateral. In no event shall any Pledgor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable

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law, the Agent shall give the applicable Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. the Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.
     5.3 Application of Proceeds.
     (a) All proceeds collected by the Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as follows:
     (i) first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Agent and his agents and counsel, and all expenses, liabilities and advances incurred or made by the Agent, his agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Collateral, and any other unreimbursed expenses for which the Agent is to be reimbursed pursuant to Section 6.1;
     (ii) second, after payment in full of the amounts specified in clause (i) above, to payment of the Secured Obligations; and
     (iii) finally, after payment in full of the amounts specified in clauses (i) and (ii) above, any surplus then remaining shall be paid to the Pledgors, or their successors or assigns, or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     (b) Each Pledgor shall remain liable to the extent of any deficiency between the amount of all proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement. Upon any sale of any Collateral hereunder by the Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.
     5.4 Collateral Accounts. Upon the occurrence and during the continuance of a Default, subject, however, to the rights of the Senior Lender under the Senior Security Interests as more fully set forth in the Subordination Agreement, the Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may

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establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash proceeds of the Collateral. Such proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. the Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Agent. Upon the occurrence and during the continuance of a Default, the Agent shall have the right to apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 5.3.
     5.5 Grant of License. Each Pledgor hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any Intellectual Property now owned or licensed or hereafter acquired or licensed by such Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Agent shall determine, whether general, special or otherwise, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Agent shall be exercised, at the option of the Agent, only upon the occurrence and during the continuation of a Default; provided that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of a Default.
     5.6 Waivers. Each Pledgor, to the greatest extent not prohibited by applicable law, hereby waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations..
ARTICLE VI
MISCELLANEOUS
     6.1 Indemnity and Expenses. The Pledgors shall jointly and severally pay and reimburse the Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Article V), or otherwise available to him (whether at law, in equity or otherwise), or (iii) the failure by any Pledgor to perform or observe any of the provisions hereof. The provisions of this Section 6.1 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations and the termination of this Agreement.
     6.2 No Waiver. The Agent’s failure at any time or times hereafter to require strict performance by any Pledgor of any of the provisions of this Agreement shall not waive, affect or diminish any right of the Agent at any time or times hereafter to demand strict performance

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therewith and with respect to any other provision of this Agreement, and any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions of this Agreement shall be deemed to have been waived by any act or knowledge of the Agent or his agents, except by an instrument in writing signed by the Agent and directed to the Pledgors specifying such waiver.
     6.3 Binding Effect. This Agreement and all other instruments and documents executed and delivered pursuant hereto or in connection herewith shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
     6.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws and judicial decisions of the State of Delaware without giving effect to the conflict of laws principles thereof, except to the extent that matters of perfection and validity of the security interests hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of Delaware.
     6.5 Survival of Agreement. All representations and warranties of each Pledgor and all obligations of each Pledgor contained herein shall survive the execution and delivery of this Agreement.
     6.6 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until all of the Secured Obligations have been paid and finally discharged in full (the “Termination Requirement”), (ii) be binding upon and enforceable against each Pledgor and its successors and assigns; provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Agent, and (iii) inure to the benefit of and be enforceable by the Agent and its successors and assigns. Upon the occurrence of the Termination Requirement, this Agreement and the lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Agent, promptly at the request of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession).
     6.7 Notice. Except as otherwise provided herein, notice to the Pledgors or to the Agent shall be given or delivered in the manner set forth in Section 7.01 of the Stock Purchase Agreement.
     6.8 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Execution Copy
     6.9 Captions. The captions to the sections of this Agreement have been inserted for convenience only and shall not limit or modify any of the terms hereof.
     6.10 Counterparts. This Agreement may be executed in two or more counterparts, which when assembled shall constitute one and the same agreement. Execution and delivery of this Agreement by facsimile or as an attachment to an electronic mail shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies or electronic mail attachments shall constitute enforceable original documents.
     6.11 Amendments and Waivers. Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by each Pledgor and the Agent.
     6.12 Conflict of Terms. The terms of this Agreement and the terms of the Stock Purchase Agreement shall be construed and interpreted to the full extent possible to give effect to all such terms. In the event of any conflict between the terms of this Agreement and the Stock Purchase Agreement, the terms of the Stock Purchase Agreement shall control.
     6.13 Subordination. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS UNDER THIS AGREEMENT, ALL RIGHTS AND REMEDIES OF THE AGENT AND SECURED PARTIES, AND ALL COVENANTS, OBLIGATIONS, AND RESPONSIBILITIES OF PLEDGORS, ARE SUBJECT TO THE RIGHTS AND REMEDIES OF THE SENIOR LENDER IN AND UNDER THE SENIOR SECURITY INTERESTS AND/OR THE SENIOR LOAN DOCUMENTS AS MORE FULLY SET FORTH IN THE SUBORDINATION AGREEMENT.
     6.14 Permitted Transactions. No Pledgor shall merge, consolidate, liquidate or dissolve prior to the termination of this Agreement pursuant to Section 6.6; provided, however, that one or more Pledgors may be merged, consolidated, liquidated or dissolved after the date hereof if (i) in the case of a merger or consolidation, the surviving entity is a Pledgor; or (ii) in the case of a liquidation or dissolution, the assets of the entity or entities being liquidated or dissolved that are included in the Collateral are assigned or transferred to another Pledgor.
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Execution Copy
     IN WITNESS WHEREOF, this Partially Subordinated Security Agreement has been executed as of the day and year first above written by the parties hereto.

TRADE SOURCE INTERNATIONAL, INC.

By: Name:	/s/ Brad Dale Heimann Brad Dale Heimann
Title:	President and Chief Operating Officer

MARKETING IMPRESSIONS, INC.

By: Name:	/s/ Brad Dale Heimann Brad Dale Heimann
Title:	President and Chief Operating Officer

PRIME/HOME IMPRESSIONS, LLC

By: Name:	/s/ Brad Dale Heimann Brad Dale Heimann
Title:	President and Chief Operating Officer

/s/ Robert W. Lackey Robert W. Lackey, as Agent
Signature Page to Partially Subordinated Security Agreement